Exhibit 14.1

TUESDAY MORNING CORPORATION
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

(updated May 16, 2006)

In addition to the requirements and expectations set out in the Tuesday Morning Corporation Code of Conduct (updated May 16, 2006) (the “Code of Conduct”), Tuesday Morning Corporation (the “Company”) believes that its Chief Executive Officer and senior financial officers should be subject to an additional code of ethics.  Accordingly, this Code of Ethics (“Code”) shall apply to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (each a “Senior Financial Officer” and, collectively, the “Senior Financial Officers”).  The Board of Directors of the Company (the “Board”) has adopted the Code in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, Item 406 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and The Nasdaq Marketplace Rules.

A.            Honest and Ethical Conduct.

Each Senior Financial Officer shall conduct business with honesty and integrity and in compliance with this Code, the Company’s Code of Conduct, all other Company policies and procedures and applicable federal, state and local laws, rules and regulations.  Proper business conduct is required when dealing with other Company employees, officers and directors, the public, the business community, stockholders, customers, suppliers, financial sources and advisors, auditors and governmental and regulatory authorities.  To this end, the Senior Financial Officers shall endeavor to promote a culture of honesty, integrity, ethical behavior and accountability within the Company and its affiliated entities whereby all employees of the Company are encouraged to conduct themselves and their activities on behalf of the Company and its affiliated entities in an honest and ethical manner and in a manner which complies with the Company’s Code of Conduct.  Senior Financial Officers shall act in good faith, responsibly, with reasonable care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated.

B.            Conflicts of Interest.

A Senior Financial Officer shall avoid situations that create an actual or potential conflict between his or her personal interests and the interests of the Company.  A conflict of interest exists when the loyalties or actions of a Senior Financial Officer are divided between the Company’s interests and those of another person, such as a person who is, or could reasonably be expected to be, a competitor, supplier, customer, distributor, agent or financial source or advisor.  A conflict of interest may exist also when a Senior Financial Officer is involved in an activity or has a personal interest that might interfere with his or her objectivity in performing Company duties and responsibilities.  A Senior Financial Officer shall, and he or she shall cause persons having a close personal or business relationship with him or her to, avoid both the fact and the appearance of a conflict of interest.

Although not inclusive, some examples of conflicts of interest of a Senior Financial Officer are listed below:

•                  accepting excessive business courtesies (gifts, gratuities, entertainment, etc.) from any person who is, or at such time could reasonably be expected to be, a competitor, supplier, customer, distributor, agent or financial source or advisor;

•                  offering or accepting cash in any amount;

•                  engaging in any business transaction with the Company, including acquiring any interest in property or assets of any kind for the purpose of selling or leasing it to the Company, borrowing money from the Company or having the Company guarantee a personal obligation;

•                  working for, or having a direct or indirect financial interest in or relationship with, a competitor, supplier, customer, distributor, agent or financial source or advisor (excluding a financial interest resulting solely from the ownership of less than 1% of any outstanding class of publicly traded securities of the competitor, supplier, customer, distributor, agent, financial source or advisor);

•                  engaging in self-employment in competition with the Company;

•                  using proprietary or confidential Company information for personal gain or to the Company’s detriment;

•                  taking for personal gain opportunities that are discovered through the use of Company property, information or position;

•                  using Company assets or labor for personal use other than of an incidental nature;

•                  developing a personal relationship as a close companion with an employee, officer or director of the Company that might interfere with the exercise of impartial judgment in decisions affecting the Company or any employee, officer or director of the Company; and

•                  causing or encouraging the Company to make a charitable contribution in an amount greater than that which would be routine and customary for the Company to a charitable organization of which a Senior Financial Officer, or a person with whom he or she has a close personal or business relationship, serves as a director, trustee, or officer or in some other significant leadership capacity.

A Senior Financial Officer shall not make bribes or accept personal kickbacks in connection with any Company business transaction.  A Senior Financial Officer who makes or approves expenditures for gratuities, meals or entertainment shall use discretion and care to ensure that those expenditures are in the ordinary and proper course of business and reasonably could not be construed as bribes or improper inducement.  A kickback is any money, fee, credit, gift, gratuity, compensation or anything of value that is provided, directly or indirectly, to a

Senior Financial Officer or a person with whom he or she has a close personal or business relationship for the purpose of improperly obtaining or rewarding favorable treatment in connection with the receipt or awarding of business.

No Senior Financial Officer shall offer, pay, give, promise to pay or give, or authorize the payment of money or anything of value directly or indirectly to any foreign official, foreign political party or party official, or any candidate for foreign political office for purposes of the following:

•                  influencing any act or decision of the foreign official, political party, party official or candidate in such person’s official capacity;

•                  inducing the foreign official, political party, party official or candidate to do or omit to do any act in violation of such person’s lawful duty;

•                  securing any improper advantage; or

•                  inducing the foreign official, political party, party official or candidate to use such person’s influence with a foreign government or instrumentality to affect or influence any act or decision of the government or instrumentality;

in order to assist the Company or its affiliates to obtain or retain business for, with, or directing business to, any person.

If a Senior Financial Officer or someone with whom he or she has a close relationship (a family member or close companion) has a financial or employment relationship with a person who is, or could reasonably be expected to be, a competitor, supplier, customer, distributor, agent or financial source or advisor, the Senior Financial Officer shall disclose this fact in writing to the Chair of the Audit Committee of the Board (the “Audit Committee”).  A Senior Financial Officer shall be aware that if he or she enters into a personal relationship with an employee, officer or director of the Company or with an employee, officer or director of a competitor, supplier, customer, distributor, agent or financial source or advisor, a conflict of interest may exist that requires full disclosure to the Company.  Also, outside employment that adversely affects the performance or interferes with the duties of a Senior Financial Officer is a conflict of interest.

A Senior Financial Officer shall not, nor shall he or she permit a person having a close personal or business relationship with him or her to, offer, solicit or accept employment or business opportunities for himself or herself or that person based on the Company starting or continuing a business relationship with any supplier, customer, distributor, agent or financial source or advisor.  The Company also prohibits payment or loan of Company funds or assets to any governmental or political party, candidate, employee, official, or any other person or entity for the purpose of supporting or opposing any governmental or political person, entity or agenda.

Each Senior Financial Officer shall fully inform the chair of the Audit Committee with respect to (i) any prior employment of the Senior Financial Officer with any accounting firm which the Company has engaged, or is proposing to engage, to perform auditing services and (ii)

the scope of any work performed by the Senior Financial Officer for the Company while employed by the accounting firm and the time period during which the work was performed.

C.            Disclosure in SEC Filings and Other Public Communications.

Each Senior Financial Officer shall endeavor, through actions which include, without limitation, the establishment, maintenance and periodic evaluation of appropriate disclosure controls and procedures and internal control over financial reporting, to ensure that, with respect to each report or document that the Company files with or submits to the SEC (an “SEC Filing”) and with respect to each other public communication made by the Company, (i) the SEC Filing or other communication does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which the statements were made, not misleading, (ii) the financial statements and other financial information contained in each SEC Filing or other communication fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the SEC Filing or other communication and (iii) the SEC Filing or other public communication discloses financial information relating to the Company in a full, fair, accurate, timely and understandable manner (other than SEC Filings and communications that by their nature are intended to convey financial or other information in a summary, conclusory or general fashion).  The Senior Financial Officers shall endeavor to design disclosure controls and procedures and internal control over financial reporting to accomplish the following:

•                  ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Senior Financial Officers by others within the entities; and

•                  enable the principal executive officer or officers and the principal financial officer or officers, or persons performing similar functions, to make the certifications required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and the disclosures required by Item 307 and Item 308 of Regulation S-K promulgated by the SEC.

The Senior Financial Officers, as the primary officers responsible for the complete and accurate financial reporting of the Company, to the best of their ability, shall not permit the disclosure of any financial information of the Company which they believe is false or misleading in any material respect.  If any Senior Financial Officer has reason to believe that the Company has disclosed or may be intending to disclose any false or misleading financial information, he or she shall promptly advise the Chair of the Audit Committee, or in his or her absence, any other member of the Audit Committee.

Each Senior Financial Officer shall promptly disclose to the Company’s independent auditors and to the Chair of the Audit Committee (i) all significant deficiencies in the Company’s disclosure controls and procedures that could adversely affect the Company’s ability to (A) record, process, summarize, and report financial data, within the time periods specified in the SEC rules and forms and (B) accumulate and communicate to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, (ii) any material weakness in the Company’s internal control over financial reporting and (iii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Senior Financial Officers shall ensure that each quarterly and annual report filed with the SEC (“Report”) fully, accurately and timely discloses whether or not there was any change in internal control over financial reporting or in other factors that could materially affect or is reasonably likely to affect, the Company’s internal control over financial reporting.

D.            Reporting Any Illegal or Unethical Behavior.

Senior Financial Officers are expected to conduct business and operations in compliance with all federal, state and local laws, rules and regulations applicable to its business and operations.  Senior Financial Officers shall report to the Chair of the Audit Committee, or in his or her absence, any other member of the Audit Committee, information concerning (i) any illegal or unethical behavior by an officer of the Company, or (ii) any behavior by an officer of the Company in violation of this Code.  In addition, all Senior Financial Officers are encouraged to consult and visit with the Chair of the Audit Committee or the Company’s outside counsel if they have any questions or concerns about the terms or implementation of this Code, or any legal or ethical matters concerning the Company whatsoever.

E.             Consequences for Non-Adherence to Code Provisions.

Each Senior Financial Officer shall be personally responsible and accountable for his or her adherence to the provisions of this Code.  The Company, at the direction of the Board, may impose such sanctions, including dismissal for cause, for a Senior Financial Officer’s violation of this Code as the Board shall determine, under the circumstances, to be in the best interests of the Company and its stockholders.

F.             Disclosure of this Code and Waivers of its Terms.

The Company must take one of the following actions in connection with this Code:

•                  file this Code with the SEC as an exhibit to the Company’s Annual Report on Form 10-K;

•                  post this Code on the Company’s website and disclose, in the Company’s Annual Report on Form 10-K, the Company’s website address and the fact that this Code is posted on the Company’s website; or

•                  undertake in the Company’s Annual Report on Form 10-K to provide this Code to any person without charge, upon request and explain the manner in which a request for a copy of the Code may be made.

This Code shall otherwise be made publicly available as required by law and The Nasdaq Marketplace Rules.

Waivers, including implicit waivers, of any provision of this Code can be made only by the Board, and any waivers so granted shall be disclosed, along with the reason for the waiver, as required by law and The Nasdaq Marketplace Rules.  Any amendments or modifications to this Code shall be disclosed as required by law and The Nasdaq Marketplace Rules.

ANY BOARD WAIVERS OR APPROVALS OF OR CONSENTS TO ANY ACTIVITIES OR MATTERS THAT OTHERWISE WOULD VIOLATE OR CONFLICT WITH THIS CODE, SHALL BE DISCLOSED IN A FORM 8-K FILED WITH THE SEC IN THE MANNER REQUIRED BY LAW AND THE NASDAQ MARKETPLACE RULES.

These disclosures shall remain publicly available and maintained by the Company for the specified periods of time required by law and The Nasdaq Marketplace Rules.  Information concerning these disclosures shall be retained by the Company for the specified periods of time mandated by law and The Nasdaq Marketplace Rules.